Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 2005 relating to the financial statements which appear in Beverly National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

/s/ Shatswell, MacLeod & Company, P.C.
Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts

February 10, 2006